Filed with the Securities and Exchange Commission on May 5,  2003
                                                      Registration No. 333-73660


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                               AMENDMENT NO. 2 TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                          HOSP-ITALIA INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       NEVADA                      7011                            04-355-6519
--------------------------------------------------------------------------------
State or other               Primary Standard                   IRS Employer
jurisdiction of              Industrial Classification          Identification
Incorporation                ("SIC Number")                     Number ("EIN")

                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                               (781) 556-1045 Fax
--------------------------------------------------------------------------------
           (Name, address and telephone number of principal executive offices and place of business)

                                 Frank G. Wright
                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
--------------------------------------------------------------------------------
          (Address, address and telephone number of agent for service)

                                   Copies to:

                        Charles B. Jarrett, Jr., Esquire
                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 803-3690
                               (412) 803-3678 Fax

Approximate date of distribution to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each                                                             Proposed
        Class of                                        Proposed                Maximum               Amount of
     Securities to              Amount to            Offering Price            Aggregate            Registration
     be Registered            be Registered            Per Share            Offering Price               Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
    $0.001 par value          2,483,728(1)               $0.00                   $0.00               $65.82 (3)*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
        Purchase
        Warrants              2,483,728(2)              $2.00(4)              $4,967,456           $1,242.00 (4)*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Shares of Common Stock of the Registrant being distributed to shareholders of Innovation International, Inc.

(2) An additional 2,483,728 shares of Common Stock which may be issued upon exercise of the Warrants.

(3) Based upon the book value of Registrant's shares of Common Stock solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(4)  Based upon the exercise price of the Warrants of $2.00 per share

*Previously paid

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

                                   PROSPECTUS
                          HOSP-ITALIA INDUSTRIES, INC.
                          (A Development Stage Company)
                           99 Derby Street, Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                        2,483,728 Shares of Common Stock
                    2,483,728 Common Stock Purchase Warrants



         Hosp-Italia Industries, Inc., a Nevada corporation (the "Company") is offering 2,483,728 shares of its Common Stock par value $0.001 (the "Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional
2,483,728 shares of Common Stock to the shareholders of Innovation International, Inc. ("Distributees") its incorporator. Distributees will not be required to pay for the Shares or Warrants, which will be distributed without charge on a pro rata basis. There will be no brokers, dealers or underwriters involved in the distribution. The distribution will be made as provided in an agreement among the Company, Innovation International, Hospitalia, S.R.L., a company organized under the laws of Italy and Andrea Cesaretti, the owner of the majority of the shares and representative of the holders of the balance of Hospitalia, S.R.L. shares. See "Plan of Distribution" on page 6 of this Prospectus. There is no present market for the Shares. Each Warrant will permit the holder to purchase one (1) share of Common Stock at a price of $2.00 per share. The Warrants will expire on June 30, 2006 and may be redeemed by the Company at any time after June 30, 2003 for $0.25 per Warrant. The Company is registering on a Form SB-2 filed with the Securities and Exchange Commission both the 2,483,728 Shares of Common Stock to be distributed and the 2,483,728 additional shares to be issued on exercise of the Warrants. The Shares and Warrants are not being issued as units and may be traded separately.


         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES  AND  EXCHANGE   COMMISSION  NOR  HAS  THE  SECURITIES  AND  EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD KNOW THERE IS SUBSTANTIAL RISK ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.


               The date of this Prospectus is _____________, 2003

                                TABLE OF CONTENTS

Item
 No.             Description of Item                                     Page

1.       Prospectus Summary                                                1

2.       Risk Factors, Forward Looking
         Statements and Dilution                                           2

3.       Plan of Distribution                                              6

4.       Use of Proceeds                                                   7

5.       Plan of Operations                                                7


6.       Description of Business                                          10


7.       Description of Property                                          11


8.       Directors, Executive Officers, Promoters and Control Persons     12


9.       Executive Compensation                                           12

10.      Security Ownership of Certain Beneficial Owners and
         Management                                                       13

11.      Certain Relationships and Related Transactions                   14

12.      Description of Securities                                        14

13.      Market for Common Equity and Related Shareholder Matters         14

14.       Interest of Named Experts and Counsel                           15

15.      Legal Proceedings                                                15

16.      Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure                              16

17.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities                   16

18.      Legal Matters                                                    16

19.      Experts                                                          16

20.      Where You Can Find More Information                              16

21.      Index to Financial Statements                                    18

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. All references in this Prospectus to Shares are as of the date of this Prospectus unless otherwise specified. You should carefully consider the information set forth under "Risk Factors" beginning on page 2 of this Prospectus.

                          Hosp-Italia Industries, Inc.
                                 (the "Company")


         The Company, a development stage company, was incorporated under the laws of the State of Nevada on September 5, 2000. It will conduct business through a wholly-owned subsidiary, Days Master Italia S.p.A., an Italian company ("Days Master"). Days Master is the holder of the exclusive right to operate inns and hotels under the Days Inn(R) trademarks pursuant to a license agreement with Cendant Global Services, B.V., owner of the trademarks. The Company has guaranteed Days Master's performance under the license agreement. As of the date hereof, the former owners of Days Master and Hospitalia S.R.L. own all the currently issued and outstanding shares of the Company (22,353,548 shares of Common Stock).


         The Company is offering 2,483,728 shares of Common Stock, par value $0.001, ("Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional 2,483,728 shares of Common Stock at no charge or expense to shareholders of Innovation International, Inc. ("Distributees"). No other persons are being offered Shares or Warrants. After the distribution, there will be 24,837,276 shares of Common Stock outstanding, 22,353,548 or 90% of which will be owned by the present owners and 10% by the Distributees of the Shares and Warrants covered by this Prospectus.

         The Company will receive no funds from the Distributees. All expenses, such as legal and accounting fees and expenses of mailing, will be paid by the Company from other funds available to it. Such funds have been and will continue to be provided by the investors who are present shareholders of the Company.

         The Company is offering the Shares and Warrants directly to the Distributees on a pro rata basis to the shares of Innovation International each owns as of the date of this Prospectus. There are no underwriters or broker-dealers involved, and no fees or commissions will be paid to any person. Distributees will not have to surrender or otherwise change any of their Innovation International shares.


         The Summary Financial Information has been taken from audited financial statements elsewhere in this Prospectus. It reflects operations history from the date of inception to April 30, 2002. This information should be read together the financial statements in the Prospectus which include the audited statements and unaudited statements as of January 31, 2003.

                                                4/30/02           1/31/03
                                                -------           -------

o        Current Assets                         $ 71,176        $   52,603
o        Noncurrent Assets                       890,520         1,029,475
o        Current Liabilities                     780,823           523,696
o        Gross Revenues                           50,658            57,630
o        Gross Profits                            50,658            57,630
o        Net Profit (Loss)from Operations       (518,039)          (98,331)


FORWARD LOOKING STATEMENTS, RISK FACTORS AND DILUTION

                                  Risk Factors

         Distributees should carefully consider the risks described below and all other information contained in this Prospectus before making a decision. The Company is recently formed, incorporated in the State of Nevada on September 5, 2000, with limited activity and losses that may continue for the foreseeable future.

o PROFITABILITY

         The Company has not achieved profitability and expects to continue to incur net losses for the foreseeable future. The Company expects to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if the Company does achieve profitability, it may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If it is unable to achieve profitability, the Distributee's interest in the Shares may become worthless.

o CONTROL

         The Company relies on Andrea Cesaretti ("Cesaretti"), who, together with his sister, owns 36.24% of the stock, for decisions; and who will retain substantial control over the business after this distribution and may make decisions that are not in the best interest of all shareholders. Upon completion of this distribution, the present shareholders will, in the aggregate, beneficially own 90% of the outstanding shares of the Common Stock. As a result, they will have the ability to control substantially all the matters submitted to shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the assets. They will also have the ability to delay, defer or prevent a change in control, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer. This in turn could cause the value of the stock to decline materially.

o NEED FOR ADDITIONAL FINANCING

         The Company may have to raise additional capital which may not be available or may be too costly. Capital requirements are and probably will continue to be more than operating income for the foreseeable future. The Company does not have sufficient cash to indefinitely sustain operating losses. Its potential profitability depends on the ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. The Company cannot assure the Distributees that it will be able to operate to cover expenses. If the Company does not achieve profitability, it will need to raise additional capital to finance operations. The Company anticipates seeking additional financing through debt or equity offerings. The Company cannot assure the Distributees that additional financing will be available through debt or equity offerings. The Company cannot assure Distributees that additional financing will be available to it, or, if available, any financing will be on terms acceptable or favorable to it. If the Company needs to and cannot raise additional funds, further development of its business may be delayed; and it may not be able to execute the business plan, all of which could have a material adverse effect on operations. If this happens, the value of the stock will decline and may become worthless.

o COMPETITION


         There are over 30,000 establishments (hotels and inns) in Italy, which is the second country per number of establishments after the United States.
Approximately 50% of these establishments belongs in the budget and economy categories (one or two stars) and approximately 40% are in the mid-market bracket (three or four stars). Chains are only approximately 1% (300 units) of the establishments and 5% (48,000) of the number of rooms (approximately 1,000,000). The Company will have to offer prices and services competitive with existing operations by other chains and independents who may be better financed and established. The Company intends to operate at the First Class and Mid-Market levels (3-4 stars). See "Plan of Operations" on Page 7.


o LIMITED MARKET FOR SHARES; VOLATILITY OF PRICES

         There is no present trading market for the Common Stock. While the Company intends to have the stock quoted on the Over The Counter Bulletin Board ("OTCBB"), the Company cannot guarantee if or when such quotation will become effective or the effect on the price of the stock. There can be no assurances that an active trading market will be developed or, if developed, sustained. If no market develops, Distributees may be unable to sell their shares. There may be significant volatility in the market for the stock as is typical for new public companies.

o LIMITED OPERATING HISTORY

         The Company is essentially a new venture, and there can be no assurance that it will be successful. Limited operating history prohibits an effective evaluation of potential success. Viability and continued operations are dependant upon future profitability, ability to generate cash flows and other business opportunities. The likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with the development of a new business and the competitive environment in which we will operate. As a result, the Company's financial objectives must be considered highly speculative. If not reached, the Company will have to cease operations.

o DAYS INN LICENSE AGREEMENT


         The success of the present business plan is completely dependant upon the continued viability of the Days Inn License Agreement. The Company must meet a development schedule which requires a total of 3000 rooms by 2025. See Schedule on page 9. Failure to comply is a material default for which Cendant has the right to terminate the agreement or require a monthly supplement for each room less than the number required under the schedule. A unit (hotel or inn) is not considered open until it meets required standards for rental and occupancy. The Company is responsible for selection and approval of suitable sites which meet system standards and which are approved by Cendant. It must generate sufficient income to pay a development fee of $450,000 (already paid), an initial franchise fee for each unit, continuing fees, an annual inspection fee, franchise sales commissions and reservation fees. The Company, as guarantor of Days Master under the License Agreement, and Days Master, as Licensee, will be required to maintain the lesser of consolidated net worth of $1,000,000 or the consolidated net worth of the former Master Licensee and former guarantor. If unable to maintain the License Agreement, the Company will have no source of business operations or income and will have to find another area of operations or go out of business.


         The fees required to be paid are:

         1. Development Fee - $450,000.00 (paid by Cesaretti on behalf of Days Master)

         2. Initial Fee - initial franchise fee, transfer or relicense fee, renewal fee and Unit Reservation Software fee (computer software licensed to Franchise) - after 5 Units, pay Cendant greater of (a) 1/3 of each initial fee and area initial fee paid to Days Master for each unit or area less sales commission (up to 25%) of initial fees or (b) $100 for each guest room franchised at the unit.

         3. Company continuing fees - 20 days after end of each calendar month 1.5% of Gross Room Revenues.

         4. Company annual inspection fee - if, after second year, items 2 and 3 are less than $20,000.00, Days Master to pay cost incurred by Cendant for annual inspection.

         5. Franchise sales commission - $1,000 to referring person if employed by Cendant.

         6. Reservation fees - cost of communication between territory system and central system ($3.50 or $2.50) or 15.075% of room revenue to travel/sales agent originating a reservation

         7. Company marketing contribution - beginning with 6th year 1 1/2 % of Gross Room Revenues during preceding month, adjusted every 3 years thereafter.

         8. Transfer fees - $50,000 to transfer agreement

         9. Renewal - 25% of Development Fees as adjusted

         10. Termination - 1/3 of damages to Cendant for early termination.

o DIVIDENDS

         The Company has paid no dividends on its Common Stock and cannot predict when it will be in a position to do so. The ability to pay dividends will depend upon the success of future operations and earnings. Dividends may be paid only from funds legally available for such purpose at the discretion of the Board of Directors. Furthermore, it is a violation of Nevada law to make improper distribution to shareholders.

o REPERCUSSIONS OF SEPTEMBER 11, 2001

         The income levels experienced by most hotels in the U.S., as well as in the European classic leisure destinations, have been adversely affected by the terrorist attack, as most travel was suspended in the first weeks following
September 11. Even before September 11, many hotels and market areas were experiencing a softening of occupancy and rate as the economy slowed and a recession neared. If those trends continue, the Company may not succeed in financing the continued development of this hospitality-centric enterprise. In such case, all investors in the Company are at risk to lose substantially all of their investment.

                           Forward Looking Statements

         This Prospectus contains forward-looking statements. These are not historical facts but are largely estimates based on current expectations and projections about the industry and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this Prospectus might not occur. The risks and uncertainties include, among others, those described under "Risk Factors" and elsewhere in this Prospectus. Distributees are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Prospectus.

                                    Dilution

There will be no dilution in the value of the Shares received by the Distributees by virtue of the distribution.

PLAN OF DISTRIBUTION

         The Shares will be distributed directly to the Distributees by the Company following the date of this Prospectus and the date on which the registration  statement  of  which it is a part  has  been  declared  effective.
Distribution will be on a pro-rata basis to the shares of Innovation International the Distributees now own (rounded up to the nearest whole share). The Company is obligated to distribute these shares under the terms of an agreement dated December 31, 2000, and amended on July 31, 2001, by which it acquired shares of Hospitalia, S.R.L.and Days Master. Under the terms of that agreement among the Company, Hospitalia S.R.L., an Italian company, Innovation International and Cesaretti, the owner of the majority of the shares of Hospitalia S.R.L. and a representative of the owners of the balance of such shares, the Company acquired 98% of the Hospitalia S.R.L. shares in exchange for 9,000,000 shares of Company Common Stock which was increased to 22,353,548 shares at the time of the July 31, 2001 amendment. Hospitalia S.R.L. indirectly owned 20.5% of Days Master at the time of the 9,000,000 share issue. Through a series of subsequent transactions contemplated by the amendment of July 31, 2001, the Company now owns 100% of Days Master directly and retains no interest in Hospitalia S.R.L. See "Description of Business" on page 9. Innovation
International, who was the incorporator of the Company, has no interest in the Company. The agreement, as amended, obligates the Company to issue to the Distributees 2,483,728 shares of Common Stock and Warrants to purchase an additional 2,483,728 shares upon the effectiveness of the registration statement of which this Prospectus is a part. No shares have been issued to Innovation International, and Innovation International has no rights to acquire any. The Distributees will receive a copy of this Prospectus together with a certificate representing the number of our Shares to which each is entitled based upon the number of shares of Innovation International owned as of the date of this Prospectus. The Company will not attempt to levy any charge against the Shares now or in the future.

         Innovation International has no ownership of or interest in the Shares or Warrants to be distributed and will have no control over or participation in any of the Company's activities. It will receive no fees, commissions or other consideration with respect to the distribution. Its only involvement will be to provide a list of its shareholders to the Company so that it can distribute the Shares and Warrants to the Distributees. For this reason, the Company does not believe Innovation International is an underwriter with respect to the Shares and Warrants. Nonetheless, the Company feels it is important that the Distributees know the extent of its involvement. Innovation International conducts no business operations. It's only activity is to organize, acquire, hold, finance, merge and dispose of entities engaged in businesses of various types. It was formed in 1983 and engaged in software and equipment sales from 1987 until 1992.

USE OF PROCEEDS

         The Company will receive no proceeds from the distribution. On the contrary, there will be a net expense for attorneys' fees, accounting fees, printing and mailing. The Company will bear all such expenses.

PLAN OF OPERATIONS


         The Company and its subsidiary plan to develop a hotel chain in Italy under the Days Inn(R) name. The Company owns 100% of Days Master Italia S.p.a., a company organized under the laws of Italy ("Days Master"). Days Master has acquired from Cendant Global Services, B.V. ("Cendant") the exclusive right to develop a hotel system throughout Italy, the Republic of San Marino and Vatican City, directly and/or through third party franchisees, under the brand names Days Inn(R) (3-3 1/2 stars-limited services), Days Hotel(R) (4 stars-full service) and Days Hotel & Suites(R) (4 stars-full services) and pursuant to the Master License Agreement from Cendant. Cendant is the owner of Days Inn(R) trademark. Days Inn(R) owns or operates over 1,900 hotels, totaling approximately 550,000 rooms in the United States, Great Britain, Europe and the Middle East. Cendant is also the owner of eight additional chains, i.e., Howard Johnson(R), Ramada(R), AmeriHost Inn(R), Super 8 Motel(R), Travelodge(R), Knights Inn(R), Wingate Inns(R) and Villager(R). In addition, Cendant owns AVIS car rental company and several other service companies in the travel/lodging business. Cendant has no ownership interest in the Company or its subsidiary. Although the Company owns the license of the Days Inn(R) system, Days Master may manage hotel establishments using other brands according to individual market needs.


         The terms used to define the different levels of hotel ratings are those used by the trade press as well as in market surveys. There are:

o        5-star hotel - Luxury
o        4-star hotel - First Class
o        3-star hotel - Mid-Market
o        2-star hotel - Economy
o        1-star hotel - Budget


Thus, Days Inn(R) will be in the high Mid-Market, Days Hotel(R) in the high First Class and Days Hotel & Suites(R) in the high First Class. Depending upon the location of a particular hotel or inn, it will be one of these classes. Days Master will operate at all these levels as franchises become available. Initial operations will be the granting of franchises. Income will be derived from fees driven by the number of rooms and rates charged therefore. Additional income may be derived from consulting services provided to franchisees or to other entities who do not have to be franchisees. The types of services are set forth under "Description of Business" on page 9.


         The   Company   has  based   its   expectations   upon  the   following
determinations:

o Anticipated economic growth of the European Union which will lead to a positive impact on employment, leading to increased international travel, benefiting Italy.

o Tourist flows which reward art and business cities such as Florence, Rome, Venice and Milan.

o    Improved hotel supply

o    Expansion of integrated hotel systems

o Mid-Market segment has ample room for penetration with few competitors catering to it

o Occupancy indices show good financial performance with good anticipated returns on investment.

         The operating plan includes location selection and establishment selection. Location selection includes "must" locations which are strategic and essential locations - cities with a substantial amount of international tourism, both leisure and business. These include Milan, Rome, Florence and Venice as well as others. The second group includes provincial cities with high room occupancy rates, but mainly a domestic clientele. These cities will increase the development of the hotel chain over the entire territory. Included are Bergamo, Como, Trieste, Pisa and Salerno as well as others. The third group includes provincial cities with both a quality and quantity deficit of rooms. These cities have few quality and chain hotels. Included are Parma, Siena, Palermo and Messina as well as others. Identification of these locations results from mapping of the territory and research based upon numbers of rooms available in the area, number of stays, room occupancy rate, average day rate and average actual income per room.

         The second phase will consist in selecting the individual establishments. A preliminary evaluation is conducted with respect to architecture, type and number of rooms, availability of services, availability of a restaurant and availability and capacity of a meeting room. All aspects are assessed using information from public and private organizations such as tour operators, travel agents, tourism promotion organizations, Chambers of Commerce and government agencies. The Company hopes to derive from these groups information on the number of hotels in the area, industrial development plans, urban planning, availability of existing structures suitable for hotel establishment, tourism and financial incentives.

         Actual operations will be conducted by Days Master through entities to whom it grants franchises as Master Licensee under the License Agreement. Days Master is owned 100% by the Company. Its initial activities will be granting franchises and providing consulting services.

         Days Master will be the operating company. In addition to granting franchises, Days Master, as opportunities and financing become available, also will manage individual hotels that are leased or under management contracts. In the case of leased hotels, its income will be from payments from guests for stays and other hotel services. Expenses will be the costs of providing such services. The buildings will be owned by third parties who will receive a rental fee from Days Master. In the case of management contracts, Days Master will act as "manager" for the third-party owner/franchisee and will receive a fee under a management contract. Its fee will generally be a percentage of hotel income determined on a case-by-case basis. This income, when and if realized, will be in addition to the franchise fees received.

         Although the Company owns the license of the Days Inn(R)  system,  Days
Master  may  manage  hotel   establishments  using  other  brands  according  to
individual marketing needs.

         The following chart sets forth the development schedule required by the Cendant agreement.

---------------------------------------- -------------------------------------- --------------------------------------
                 YEAR                                ROOMS OPENED                            TOTAL ROOMS
---------------------------------------- -------------------------------------- --------------------------------------
                 2002                                     60                                     60
---------------------------------------- -------------------------------------- --------------------------------------
                 2003                                     60                                     120
---------------------------------------- -------------------------------------- --------------------------------------
                 2004                                     120                                    240
---------------------------------------- -------------------------------------- --------------------------------------
                 2005                                     120                                    360
---------------------------------------- -------------------------------------- --------------------------------------
                 2006                                     120                                    480
---------------------------------------- -------------------------------------- --------------------------------------
                 2007                                     240                                    720
---------------------------------------- -------------------------------------- --------------------------------------
                 2008                                     120                                    840
---------------------------------------- -------------------------------------- --------------------------------------
                 2009                                     120                                    960
---------------------------------------- -------------------------------------- --------------------------------------
                 2010                                     120                                   1080
---------------------------------------- -------------------------------------- --------------------------------------
                 2011                                     120                                   1200
---------------------------------------- -------------------------------------- --------------------------------------
               2012-2016                                  600                                   1800
---------------------------------------- -------------------------------------- --------------------------------------
               2017-2021                                  600                                   2400
---------------------------------------- -------------------------------------- --------------------------------------
               2022-2025                                  600                                   3000
---------------------------------------- -------------------------------------- --------------------------------------

DESCRIPTION OF BUSINESS


         The Company was founded as a Nevada corporation on September 5, 2000. There have been no bankruptcy, receivership or similar proceedings affecting the Compay. Effective March 23, 2001, the Company acquired 98% of Hospitalia S.R.L., an Italian company, in exchange for 9,000,000 shares of its Common Stock. At the time, Hospitalia S.R.L. indirectly owned 20.5% of Days Master which ownership arose from its 54.5% ownership of ABC Alliance, an Italian company, which owned directly 38.3% of Days Master. Other owners of Days Master were Cesaretti (11.7%) and Kelly Corp, S.A. (50%). Pursuant to an amendment dated July 31, 2001, to the agreement of December 31, 2000, the Company issued 13,353,548 shares of Common Stock to Hospitalia S.R.L. who used these shares to acquire the remaining outstanding share of Days Master and then transferred 79.5% of the shares of Days Master to the Company. The Company also sold its 98% in Hospitalia S.R.L. back to S.R.L. in exchange for the remaining 20.5% of Days Master shares.


         As a result of these transactions, the Company owns directly 100% of Days Master and has no interest in Hospitalia S.R.L., ABC or any other subsidiary. All of the Company's presently outstanding shares of Common Stock are owned by 13 persons, 12 of whom are residents of Italy and one of Argentina and were the former owners of Hospitalia S.R.L. and/or Days Master. The shares they own are restricted and may be transferred only pursuant to registration under the Securities Act of 1933 or an exemption from such registration. None of them will receive any shares or warrants to be issued by the Company in this distribution. During the period the Company owned Hospitalia S.R.L., neither it nor ABC conducted any business operations.


         Days Master will function as Master Licensee for the Days Inn(R) hotel chain in Italy. As such, it will provide an integrated system for the supply of services and consulting, including:

o    the  company  trademarks  Days  Inn(R),  Days  Hotel(R)and  Days Hotels and
     Suites(R)

o    other  intellectual  property  rights  such  as  copyrights,   manuals  for
     standards  for  products  and  services  and   technical   and   commercial
     information

o    commercial  advertising  and  promotional  programs and  materials

o    system  standards  related  to  construction,   design  and  guest  service
     techniques

o    personnel training programs and methods

o    quality standards,  inspections and rating techniques

o    centralized booking system

o    financial accounting, management and support and consulting programs

o    operating guidelines, management policies and specifications

o techniques and standards applicable to restaurant services offered, using Company trademarks included in the system and using system standards


         Days Master will be compensated by the payment of royalties from third party property owners such as franchisees. If the Company decides to buy ownership of buildings where hotels are located, such ownership will reside in companies owned or controlled by Days Master. Those companies will acquire the buildings, negotiating mortgages or leasing contracts with banks or leasing companies and then lease them to Days Master for a rental or managerial fee. Initially, income will be only from franchise and consulting fees, if any.

         Days Master has granted franchises for two hotels in Rimini, Italy, aggregating 90 rooms, owned by companies controlled by Cesaretti and members of his family. They will be operated as 3-star hotels (mid-market). The hotels were scheduled to commence business as franchise operations in December 2002. However, delays caused by events beyond the control of the Company and Days Master have postponed their opening until June 2003. Counsel for Days Master has opined that these delays would not constitute a violation of the Cendant Agreement pursuant to the "force majeure" clauses of that agreement and the guaranty which excuse delay and extend or excuse performance upon happening of such events; and Cendant has acquiesced in the action. Therefor, these hotels will meet the 2002 requirements when they open for business in 2003. Under the terms of the Rimini franchise agreements, the franchisees will have the right to use the Days Inn(R) system. Franchisees will refurbish the properties subject to Days Master approval that the hotels meet the Italian Standards for Days Inn(R) system. The agreements are for 20 years expiring December 31, 2022. Franchisees are required to obtain Days Master approval for any later refurbishing and to report all revenues on a monthly basis and annual financial statements. Days Master has the right to visit, without notice, to determine compliance with the standards. Franchisees are responsible for all insurance. There is an initial fee of U.S. $400 per guest room plus 5% of gross revenues each month and 1% of gross revenues from sales of guest rooms each month. In addition, Franchisees are required to pay a maintenance fee of U.S. $1.00 per guest room each month. Franchisees indemnify Days Master and Cendant against all damages. Days Master may assign the agreement, but the Franchisees may do so only with the consent of Days Master.

         Days Master is presently negotiating with a third hotel in Verona, Italy, which is expected to become a franchise and management property. Specific terms have not yet been set, but the hotel is scheduled to open in September 2003 with 120 rooms, satisfying the development requirement for 2003. As in the cases of the Rimini hotels, the Franchisee will bear all expenses of refurbishing the hotel.


         Ultimately, our business will be to own and/or operate a chain of hotels and inns through franchises or directly as discussed in "Plan of Operations" above. The company will have no activities if the Days Inn License Agreement terminates.

DESCRIPTION OF PROPERTY


         The only office is located at 99 Derby Street, Suite 200, Hingham, MA 02043 which is sub-leased from Mr. Wright for a rent of $200.00 per month on a month to month basis.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The  directors  and  principal  officers,   their  ages  and  principal
occupation for the past five years are:



                                                                      Director         Business
Name                       Age      Position with the Company          Since           Experience
----                       ---      -------------------------          -----           ----------
Andrea Cesaretti           42       Director, President and                             Certified Public
Milan, Italy                        Chief Executive Officer              2001           Accountant and
                                                                                        Attorney, Senior
                                                                                        Partner, Lanza, Ceccon,
                                                                                        Cesaretti and
                                                                                        Associates, Attorneys





Frank G. Wright            67       Director, Executive Vice                            Independent Investor;
Hingham, MA                         President and Chief Financial                       CEO of Innovation and
                                    Officer                              2000           General Partner,
                                                                                        Innovation Capital
                                                                                        Partners


Lee B. Wright              32       Secretary                            2002           General Partner, Innovation
                                                                                        Capital Partners


EXECUTIVE COMPENSATION

         Prior to January 1, 2002, the Company had no compensation arrangements with any officers or directors. Effective January 1, 2002, it was orally agreed that Messrs. Cesaretti and Wright are to receive a salary of U.S. $66,000.00 per year ($5,500.00 per month). No payments have been made, and the salaries have been deferred until such time as the Company is able to pay in a timely manner. At that time, they will be paid all accrued amounts. Except for the foregoing, there are no employment agreements or retirement, option, deferred compensation or other long-term compensation plans, although such plans may be adopted in the future. There are no preliminary agreements or understandings with respect to future employment or any plans or agreements.

         The following table sets forth amounts accrued through April 30, 2002. No officer or employee is paid more than $100,000.00 a year.

                               ANNUAL COMPENSATION

Name and
Position                   Year         Salary            Bonus        Other
--------                   ----         ------            -----        -----


Andrea Cesaretti           2000         0                 0             0
President and              2001         0                 0             0
Chief Executive            2002         $66,000(1)        0             0
Officer

Frank G. Wright            2000         0                 0             0
Executive Vice             2001         0                 0             0
President and Chief        2002         $66,000(1)        0             0
Financial Officer


(1) Accrued but not yet paid

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names of all directors, officers and owners of more than 5% of the Company's Common Stock, the only class issued and outstanding and all directors and officers as a group as of the date hereof. All shares are owned directly.

-------------------------------------------- ----------------------------- ----------------------- -------------------
            Name and Address of                     Position with                Number of
             Beneficial Owner                          Company                     Shares(2)            Percent(2)
-------------------------------------------- ----------------------------- ----------------------- -------------------

Andrea Cesaretti(1)                             Director, President and         4,500,000                18.12%
Milan, Italy                                    Chief Executive Officer
-------------------------------------------- ----------------------------- ----------------------- -------------------
Bruno Petruzzo                                           None                   4,898,457                19.72%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Andrea Campanelli                                        None                   1,352,880(3)              5.44%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Alice Cesaretti(1)                                       None                   4,500,000                18.12%
Milan, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Francesco Sanchez                                        None                   1,765,210                 7.90%
Buenos Aries, Argentina
-------------------------------------------- ----------------------------- ----------------------- -------------------
Alberto Ricca                                            None                   1,279,777                 5.73%
Milan, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Pier Paolo Amati                                         None                   1,353,881                 6.06%
Rome, Italy
-------------------------------------------- ----------------------------- ----------------------- -------------------
Frank G. Wright (4)                              Director, Executive
Hingham, MA                                       Vice President and
                                                   Chief Financial
                                                       Officer                       0                     0
-------------------------------------------- ----------------------------- ----------------------- -------------------
Lee B. Wright (4)                                     Secretary                      0                     0
-------------------------------------------- ----------------------------- ----------------------- -------------------
Directors and Officers as
a group                                                                         5,852,880                26.18%
-------------------------------------------- ----------------------------- ----------------------- -------------------

(1)  Brother and sister
(2) Before the distribution of Shares contemplated by this Prospectus. After the distribution, the number of shares owned will remain the same, but the percent will be reduced by 10%.
(3)  Includes shares owned by his sister
(4)  Husband and wife

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company has signed Franchise Agreements with companies controlled by Cesaretti for two hotels in Rimini, Italy owned by him and members of his family. See "Description of Business" on page 9. The Company subleases office space from Mr. Wright. See "Description of Property" on page 11. Management has no other interest in any transactions with the Company. Except for Frank G. Wright, no shareholder, director or officer of the Company is a shareholder, director or officer of Innovation International. Mr. Wright is a Director, Executive Vice President and Chief Financial Officer of the Company and shareholder, director and President of Innovation International. He owns no stock in the Company; but, as a shareholder of Innovation International, he will receive his pro rata share of the Common Stock and Warrants offered by this Prospectus when the distribution is made, which will be 596,000 Shares and 596,000 Warrants. In addition, Mr. Wright has received consulting fees of $72,000 from Cesaretti in connection with the reorganization.


DESCRIPTION OF SECURITIES

         The Company is offering 2,483,728 shares of Common Stock, par value $0.001 to present shareholders of Innovation International ("Distributees"). Authorized capital is 50,000,000 shares of Common Stock, par value $0.001 and 5,000,000 shares of Preferred Stock, par value $0.001. The shares of Common Stock and Warrants are being offered to the Distributees at no cost. As of the date of this Prospectus, there were 22,353,548 shares of Common Stock issued and outstanding. Preferred Stock may be issued in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as the Board of Directors shall determine. No Preferred Shares are outstanding.

         Each shareholder of Common Stock is entitled to one vote at meetings of shareholders and to participate equally and ratably in all dividends declared and in all property or assets that may be distributed to holders of shares of Common Stock in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company. Shareholders do not have preemptive rights to purchase securities offered for sale nor any subscription or conversion rights or cumulative voting rights in the election of directors.


         The Company is also offering Warrants to purchase an additional 2,483,728 shares of Common Stock. Each Warrant will permit Distributees to purchase one share of Common Stock at a price of $2.00 per share. The Warrants will expire on June 30, 2006 and may be redeemed by the company any time after June 30, 2003 at a price of $0.25 per Warrant.


MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         There is presently no public trading market for the Company's stock, and there is no trading history. Upon the effectiveness of the registration statement of which this Prospectus is a part, the Company intends to file a registration statement on Form 8-A with the Securities and Exchange Commission

("SEC"), thereby registering the Common Stock, Preferred Stock and Warrants pursuant to Section 12 of the Securities and Exchange Act of 1934 ("1934 Act"). At such time, the Company will become a reporting company and will apply to have the Common Stock quoted on the OTC Bulletin Board. The Company cannot predict if or when such listing will become effective or the effect on the price of the stock or the extent of the development of a market for the stock. The Company does not intend to apply to have the Warrants quoted on the OTC Bulletin Board. As of the date hereof, none of the shares are subject to outstanding options or warrants to purchase (except for the Warrants offered by this Prospectus), or convertible into common stock. All of the presently outstanding shares are restricted and may be sold only through registration under the Securities Act of 1933 ("1933 Act") or pursuant to some exemption from such registration. The shares Distributees receive will be freely tradeable. No other shares are being publicly offered. As of the date hereof there are 13 holders of Common Stock, 12 of whom are residents of Italy and one is a resident of Argentina. There can be no guarantee that a market will develop for the Company's Common Stock even after quotation is accomplished. If no market develops, shareholders may be unable to sell their shares.

         The Company has not paid any dividends on the Common Stock, and there is no present intention to do so. Dividends may be payable in the future out of funds legally available for such purpose at the discretion of the Board of Directors.

         A majority vote is required on all corporate action which means holders of a majority (more than 50%) of the outstanding shares can elect directors as they choose and remaining shareholders will not be able to elect directors. Shares may be issued only as fully paid and non-assessable.

         The Company will act as its own transfer  agent until such time as this
registration  becomes  effective.   At  that  time,  it  intends  to  retain  an
independent, registered transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

         The experts named in the Registration Statement and Prospectus were not hired on a contingent basis and have no direct or indirect interest in the Company. The attorneys and accountants will not receive any Shares in the distribution.

LEGAL PROCEEDINGS

         The Company is not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company has engaged Sprouse & Anderson, LLP., Austin, Texas, as independent certified accountants. There are no disagreements with them nor has the Company changed accountants.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Certificate of Incorporation and By-Laws provide that the liability of officers and directors for monetary damages shall be limited to the fullest extent provided by Nevada law which includes limitation of liability for monetary damages for the defense of civil or criminal actions.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (Company) pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

LEGAL MATTERS

         The Company's attorneys, Griffith, McCague & Fernsler, P.C., The Gulf Tower, Suite 3626, 707 Grant Street, Pittsburgh, PA 15219, have passed upon the legality of the Common Stock issued prior to this offering and upon the Common Stock and Warrants to be distributed in this offering.

EXPERTS

         The financial statements as of April 30, 2002 and for the period from inception to April 30, 2002 respectively, included in this Prospectus have been audited by Sprouse& Anderson LLP, independent certified public accountants as set forth in their reports. The audited financial statements have been included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

         Prior to the date of this Prospectus, the Company was not required to file any reports with the SEC. After the effective date of the registration statement date of which this Prospectus is a part, the Company will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the 1934 Act. In addition, the complete registration statement with respect to this offering with all exhibits is filed with the SEC.

         Any person may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information may be obtained from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that the registration statement, of which this Prospectus is a part, contains additional information. In addition, the registration statement includes numerous exhibits containing information about the Company. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                          INDEX TO FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM SEPTEMBER 6, 2000
                       (INCEPTION) THROUGH APRIL 30, 2002

                        UNAUDITED FINANCIAL STATEMENTS
                             THROUGH JANUARY 31 2003

                                                                     Page
                                                                     ----

INDEPENDENT AUDITOR'S REPORT                                       F-1 to F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet                                            F-3

Consolidated Statements of Operations                             F-4 to F-5

Consolidated Statements of Stockholders' Equity                       F-6

Consolidated Statements of Cash Flows                             F-7 to F-8

Notes to Consolidated Financial Statements                        F-9 to F-17


UNAUDITED FINANCIAL STATEMENTS                                       F-18

Unaudited Consolidated Balance Sheet                                 F-19

Unaudited Consolidated Statement of Operations                       F-20

Unaudited Consolidated Statement of
  Stockholders Equity                                                F-21

Unaudited Consolidated Statement of Cash Flows
                                                                     F-22

Notes to Financial Statements                                    F-23 TO F-31

                          HOSP-ITALIA INDUSTRIES, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)



                        CONSOLIDATED FINANCIAL STATEMENTS


                             APRIL 30, 2002 AND 2001

Board of Directors
Hosp-Italia Industries, Inc.
  and Subsidiaries


INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Hosp-Italia Industries, Inc. and Subsidiary (Company), a development stage company, as of April 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended April 30, 2002, the period from September 6, 2000 (inception) to April 30, 2001, and from September 6, 2000 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Hosp-Italia Industries, Inc. and Subsidiary as of April 30, 2002, and the results of its operations and its cash flows for the year ended April 30, 2002, the period from September 6, 2000 (inception) to April 30, 2001, and for the period from
September 6, 2000 (inception) to April 30, 2002 in conformity with U.S. generally accepted accounting principles.

Board of Directors
Hosp-Italia Industries, Inc.
  and Subsidiaries



The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not yet achieved profitability and expects to continue to incur net losses in the future. The Company does not have sufficient cash to indefinitely sustain operating losses, as such, if additional financing is not obtained, further development of the business may be delayed. There is presently no trading market for the Company's Common Stock, and there are no assurances that an active trading market will be developed and sustained. The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital, raise substantial doubt about the Company to continue as a going concern. The Company's plans for addressing these issues are further described in Note 6. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.




Sprouse & Anderson, L.L.P.
Austin, Texas
March 25, 2003

                        CONSOLIDATED FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET



                                 APRIL 30, 2002




                                     ASSETS


CURRENT:
 Cash and cash equivalents.........................................................................      $            11,351
 Trade accounts receivable, net of allowance for doubtful accounts of $0...........................                   14,990
 Other receivables - related parties...............................................................                   28,280
 Other current assets..............................................................................                   15,362
 Prepaid expenses..................................................................................                    1,193
                                                                                                          --------------------
 Total Current Assets..............................................................................                   71,176
                                                                                                          --------------------
LONG-TERM:
 Intangible assets, net............................................................................                  866,853
 Property and equipment, net.......................................................................                   23,667
                                                                                                          --------------------
 Total Long-Term Assets............................................................................                  890,520
                                                                                                          --------------------
TOTAL ASSETS.......................................................................................      $           961,696
                                                                                                          ====================
                                                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
 Accounts payable- trade...........................................................................      $            99,600
 Other current liabilities.........................................................................                    7,204
 Advances from officer's and affiliates............................................................                   97,116
 Notes payable - related parties (less unamortized discount of$26,719).............................                  333,077
 Accrued liabilities - related parties.............................................................                  243,826
                                                                                                          --------------------
 Total Current Liabilities.........................................................................                  780,823
                                                                                                          --------------------
STOCKHOLDERS' EQUITY
 Common stock-par value $.001, 50,000,000 shares authorized,22,353,548 issued,
         2,483,728 issuable, 24,837,276 outstanding................................................                   24,838
 Additional paid-in capital........................................................................                  815,962
 Deficit accumulated during the development period (deficit).......................................                  (661,380)
 Accumulated other comprehensive income............................................................                    1,453
                                                                                                          --------------------
 Total Stockholders' Equity........................................................................                  180,873
                                                                                                          --------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................................      $           961,696
                                                                                                          ====================





           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                       F-3




                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)



                      CONSOLIDATED STATEMENT OF OPERATIONS


                       FOR THE YEAR ENDED APRIL 30, 2002


         AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2002

                                                                                     From Inception
                                                                                         through
                                                                  2002                April 30, 2002
                                                                  ----                --------------


REVENUES                                                   $        50,658         $          50,658
COSTS OF REVENUES                                                      -0-                       -0-
                                                            ---------------         -----------------
GROSS PROFIT                                                        50,658                    50,658
                                                            ---------------         -----------------
GENERAL AND ADMINISTRATIVE EXPENSES
Startup costs                                                          -0-                     6,950
Research and development expenses                                      -0-                    18,670
Salaries and wages                                                 253,175                   260,478
Office expenses and supplies                                         8,608                    13,011
Depreciation and amortization expense                               44,815                    59,522
Professional fees                                                   82,956                   158,480
Equipmentrental and maintenance                                     28,979                    38,170
Other expenses                                                     148,978                   155,580
                                                            ---------------         -----------------
Total General and Administrative Expenses                          567,511                   710,861
                                                            ---------------         -----------------
OPERATING INCOME                                                  (516,853)                 (660,203)
                                                            ---------------         -----------------
OTHER INCOME (EXPENSE)                                              (1,186)                   (1,177)
                                                            ---------------         -----------------
NET LOSS                                                          (518,039)                 (661,380)
ACCUMULATED OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)                             8,866                     1,453
                                                            ---------------         -----------------
NET COMPREHENSIVE LOSS                                     $      (509,173)         $       (659,927)
                                                            ===============         =================
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE                $          (.02)
                                                            ===============
WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC AND DILUTED           24,837,276
                                                            ===============




                                       F-4






           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES


                          (A DEVELOPMENT STAGE COMPANY)



                      CONSOLIDATED STATEMENT OF OPERATIONS


    FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2001



REVENUES ...................................................    $           -0-

COSTS OF REVENUES...........................................                -0-
GROSS PROFIT................................................                -0-
GENERAL AND ADMINISTRATIVE EXPENSES
     Start up costs.........................................              6,950
     Research and development expenses......................             18,670
     Salaries and wages.....................................              7,303
     Office expenses and supplies...........................              4,403
     Depreciation and amortization expense..................             14,707
     Professional fees......................................             75,524
     Equipment rental and maintenance.......................              9,191
     Other expenses.........................................              6,602
       Total General and Administrative Expenses............            143,350
OTHER INCOME (EXPENSE)......................................                  9
NET LOSS....................................................           (143,341)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
     Foreign currency translation gain (loss)...............             (7,413)
NET COMPREHENSIVE LOSS......................................    $      (150,754)
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE.................    $          (.01)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED.....          24,837,276







           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                       F-5







                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2002


                                                            Common Stock
                                                     -------------------------------
                                                                                                                     Accumulated
                                                                                         Additional    Accumulated     Other
                                                                                           Paid-in     Net Income  Comprehensive
                                                      Shares            Par Value          Capital    (Loss)          Income
                                                     --------------   ------------------------------ ------------- -------------
Balance at September 6, 2000 (Inception)                       -0-      $       -0-     $       -0-  $        -0-   $       -0-
Issuance of common stock - acquisition of DMI           24,837,276           24,838         815,962           -0-           -0-
Deficit accumulated during the development stage               -0-              -0-             -0-      (143,341)          -0-
Accumulated other comprehensive income                         -0-              -0-             -0-          -0-         (7,413)
                                                     --------------      -----------     -----------  ------------   -----------
Balance at April 30, 2001                               24,837,276      $    24,838     $   815,962  $   (143,341)  $    (7,413)
Deficit accumulated during the current period                  -0-              -0-             -0-      (518,039)          -0-
Accumulated other comprehensive income                         -0-              -0-             -0-          -0-          8,866
                                                     --------------      -----------     -----------  ------------   -----------
Balance at April 30, 2002                               24,837,276      $    24,838     $   815,962  $   (661,380)  $     1,453
                                                     ==============      ===========     ===========  ============   ===========




           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                       F-6




                 HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)



                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED APRIL 30, 2002
          AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2002

                                                                                                                   From Inception
                                                                                                                 September 6, 2000
                                                                                                                       Through
                                                                                                     2002           April 30, 2002
                                                                                              -----------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Loss...................................................................................   $   (518,039)      $   (661,380)
 Adjustments to reconcile net income to net cash provided (used)by operating activities:
     Depreciation expense...................................................................         44,815             59,522
     Changes in assets and liabilities, net of business acquired:
     Changes in receivables and other current assets........................................        (39,907)           (59,926)
     Changes in accounts payable and other current liabilities..............................        365,134            818,834
                                                                                                ------------       ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES............................................       (147,997)           157,050
                                                                                                ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of intangible assets..........................................................        (19,460)          (494,991)
     Purchase of equipment..................................................................           -0-             (16,585)
     Proceeds from sale of equipment........................................................          1,779              1,779
                                                                                                ------------       ------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES............................................        (17,681)          (509,797)
                                                                                                ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Notes payable - related parties........................................................        161,414            360,784
                                                                                                ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................................................        161,414            360,784
                                                                                                ------------       ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................................................         10,727              3,314
                                                                                                ------------       ------------
NET INCREASE (DECREASE) IN CASH.............................................................          6,463             11,351
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............................................          4,888                -0-
                                                                                                ------------       ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................................................    $    11,351         $   11,351
                                                                                                ============       ============
TAXES PAID..................................................................................    $       -0-         $       -0-
                                                                                                ============       ============
INTEREST PAID...............................................................................    $       -0-         $       -0-
                                                                                                ============       ============
NON-CASH
    Acquisition of DMI for common stock.....................................................                       $   840,800
                                                                                                                   ============




           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                       F-7







                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2001



CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)................................................................................      $         (143,341)
    Adjustments to reconcile net income to net cash provided (used)by operating activities:
    Depreciation and amortization expense............................................................                  14,707
    Changes in assets and liabilities, net of business acquired:
       Changes in receivables and other current assets...............................................                 (20,019)
       Changes in accounts payable and other current liabilities.....................................                 453,700
                                                                                                            ------------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.....................................................                 305,047
                                                                                                            ------------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of intangible assets....................................................................                (475,531)
    Purchase of equipment............................................................................                 (16,585)
                                                                                                            ------------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES.....................................................                (492,116)
                                                                                                            ------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Notes payable - related parties..................................................................                 199,370
                                                                                                            ------------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES.....................................................                 199,370
                                                                                                            ------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH..............................................................                  (7,413)
NET INCREASE (DECREASE) IN CASH......................................................................                   4,888
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................................................                     -0-
                                                                                                            ------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................................................      $            4,888
                                                                                                            ==================
TAXES PAID...........................................................................................      $              -0-
                                                                                                            ------------------
INTEREST PAID........................................................................................      $              -0-
                                                                                                            ------------------
NON-CASH
    Acquisition of franchise agreement for equity....................................................      $         450,000
                                                                                                            ==================






           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Hosp-Italia Industries, Inc. (Company), through one wholly owned subsidiary, Days Master Italia, S.p.A. (DMI) provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. (Innovation). Wholly-owned DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $450,000.

DMI has two hotels under agreement in Rimini, Italy to manage and franchise as Days Inn properties. In addition, the Company is in the process of acquiring or franchising a third hotel near Verona, Italy that is expected to become a franchisee and management property. The Rimini hotels are owned by the family of the Company's CEO and will offer a total of 90 rooms. Both hotels are in the process of being refurbished and are scheduled to open during 2003. The Verona hotel is scheduled to open in 2003 with 120 rooms.

BUSINESS COMBINATIONS

Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the
Company's common stock to Innovation's stockholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.).

Pursuant to Amendments effective on July 31, 2001 the Company has agreed to issue and distribute a total of 2,483,728 shares and an equal number of common stock purchase warrants to the Innovation stockholders. In addition the Company has issued an additional 13,353,548 shares and exchanged its 98% of Hospitalia SrL for 100% of the common stock of Days Master Italia, SpA.

Actual distribution pursuant to the Company's obligation to distribute 2,483,728 shares of its common stock and 2,483,728 warrants to the Innovation stockholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 2,483,728 shares are shown as outstanding and issuable at April 30, 2002. The warrants, when issued, will be exercisable at a price of $2.00 per share until expiration on June 30, 2006. Generally accepted accounting principles require that the warrants, when issued, be classified as equity and accreted to the estimated redemption value. The Company has not assigned any initial value or any accretion inasmuch as their market value is zero.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, and Days Master Italia S.P.A. All significant intercompany transactions have been eliminated.

CHANGE IN REPORTING ENTITY

In July 2001, pursuant to an Amendment to the original Reorganization Agreement, the Company divested its 98% interest in Hospitalia S.r.L. (which had owned 54.5% of ABC Alliance, in turn the owner of 38% of DMI) in exchange for indebtedness of Hospitalia S.r.L. which was subsequently redeemed by delivery to the Company of 100% of the outstanding stock of DMI. As a result of those transactions, Hop-Italia Industries, Inc. is a changed entity. All partial and indirect ownership entities and their related minority interests are removed from the Company's books and replaced by one wholly owned subsidiary, DMI. Prior to the change, DMI was approximately 20% owned while Hospitalia S.r.L. was 98% owned. Subsequent to the change, DMI is 100% owned and Hospitalia S.r.L. is not owned. Changes in net income, retained earnings, and per share date, directly attributable to the change in reporting entity are reflected in the Restated Consolidated Statements as of April 30, 2001.

ACCOUNTING BASIS

The  Company  prepares  its  financial   statements  on  the  accrual  basis  of
accounting.

The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NEW PRONOUNCEMENTS

The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method, the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for the Company will be May 1, 2002. The Company believes the adoption of this statement will not have a mutual effect on its financial statements.

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB
101), which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective by the fourth fiscal years beginning after December 15, 1999 and require companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation. Adoption of this statement did not result in a material impact on or change to the Company's revenue recognition policy.

In September 2001, the FASB issued Statement 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligation associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement will be effective for the Company's fiscal year ending April 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2001, the FASB issued Statement 144, Accounting for Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment of disposal of long-lived assets. The Statement will be effective for the Company's fiscal year ending April 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In April 2002, the FASB issued Statement 145, Recision of FASB Statements, 4, 44 and 64 and Amendment of FASB 13. This Statement addresses financial accounting and reporting associated with the extinguishment of certain debts and leases. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement will be effective after April 3, 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In October 2002, the FASB issued Statement 147, Acquisitions of Certain Financial Institutions. This Statement will be effective October 1, 2002, but will have no effect on the Company's financial statements.

In December 2002, the FASB issued Statement 148, Accounting for Stock Based Compensation, an amendment of FASB 123. This statement will be effective for the fiscal year ended April 30, 2003.

ACCOUNTS RECEIVABLE

The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

REVENUE RECOGNITION

The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INTANGIBLE ASSETS

Intangible assets refer to franchising rights and other items which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Acquired franchise rights are generally amortized from 20 to 40 years, and licensing agreements and other assets over a period of 3 to 40 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 5 to 7 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded in these financial statements.

FOREIGN CURRENCY TRANSLATIONS

The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss.
The translation adjustment was a gain of $8,866 for the year ended April 30, 2002, and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended. The majority of the foreign transactions have terms that require a reimbursement of the currency fluctuation. This mitigates the exposure to foreign currency losses. The Company does not enter into hedge contracts, derivatives, or interest rate swaps.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 1:      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNING PER SHARE

Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

ADVERTISING

           Advertising costs are expensed when incurred.

NOTE 2     PROPERTY AND EQUIPMENT


          Property and equipment at April 30, 2002 consists of the following:

        Leasehold improvements                                  $16,650
        Furniture and equipment                                  14,679
                                                                 ------
                                                                 31,329
        Less: Accumulated depreciation and amortization          (7,662)
                                                                 ------

            Property and equipment, net                         $23,667
                                                                =======


          Depreciation and amortization expense charged to operations for the years ended December 31, 2002 and 2001 was approximately $6,417 and $1,520, respectively.


NOTE 3     INTANGILBE ASSETS


               Intangible assets at April 30, 2002 consists of the following:

         Franchise agreement                                         $886,510
         Other                                                         30,140
                                                                       ------
                                                                      916,650
         Less: Accumulated amortization                               (49,797)
                                                                      -------
         Intangible Assets, net of accumulated amortization          $866,853
                                                                     ========


          Amortization expense charged to operations for the years ended April 30, 2002 and 2001 was $38,398 and $13,187, respectively.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 4:    NOTES PAYABLE

Notes payable at April 30, 2002 consist of non-interest bearing, unsecured notes payable to stockholders and are due on demand or in 2004. The discount is based on imputed interest rate of 3%. The imputed interest payable is included in accrued liabilities-related parties.


Daniela Bezzi........................     $     35,980
Enrico Amati.........................           35,980
Teo Bezzi............................           14,392
Marina G. Catalano...................            1,798
Massimo B. Catalano..................            3,598
Piero Amati..........................           35,980
Andrea Campanelli....................           17,990
Emanuela Campenelli..................           17,990
Lidiana Bezzi........................           53,394
Cesaretti Alice......................           71,347
Cesaretti Andrea.....................           71,347
Total................................          359,796
 Less unamortized discount...........          (26,719)
                                          $    333,077

NOTE 5:    RELATED PARTY TRANSACTIONS

The Company's wholly-owned subsidiary, DMI, is obligated to the Company's President, and/or members of his family in Italy pursuant to Notes Payable issued since 2000 in the amount of $333,077. In addition, the President or companies controlled by the President have advanced Hosp-Italia Industries Inc, a total of $72,895 as of April 30, 2002. These advances have arisen in pursuit of the President's plan to supply working capital to the Company from time-to-time.

The Company's Chief Financial Officer (CFO) has advanced Hosp-Italia Industries, Inc. $24,221 as of April 30, 2002 in connection with the Company's need for working capital assistance from time-to-time.

The Company is indebted to the President and CFO for accrued and unpaid salaries in the amount of $22,000 each as of year end. Subsequent to year end, the Company continued to accrue salaries payable to the two named officers in the aggregate amount of $11,000 per month.

Receivables from related parties of $28,280 are amounts due from companies controlled by the Company's President for services rendered.

In addition, at April 30, 2002 the Company had accrued $173,107 in compensation for officers' and directors of the corporation.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 6:    GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $709,647 as of April 30, 2002.

The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel, (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f) occupancy indices showing good financial performance and anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

Since inception, the Company has relied upon its President and largest stockholder, for working capital which he has advanced as required. The Company believes that future advances from the President will adequately cover its capital requirements during the next eighteen months. See Note 10, Subsequent Event for additional information concerning the Company's capital.

NOTE 7:    COMMITMENTS AND CONTINGENCIES

The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 APRIL 30, 2002

NOTE 8: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at April 30, 2002, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

NOTE 9:    OPERATING LEASES

Operating leases include the Company office space in Milan. For the years ended April 30, 2002 and 2001 rent expense was $ 19,660 and $9,191, respectively. The contract for the office space expires at the end of 2006.

                                Future   minimum  lease   payments   under  non-
cancelable operating lease are as follows:


                  Year                                     Amount
                --------                                ---------
                  2003                                    $ 19,158
                  2004                                    $ 19,158
                  2005                                    $ 19,158
                  2006                                    $ 19,158
                                                          --------
                  Total                                   $ 76,632
                                                          ========


NOTE 10:   SUBSEQUENT EVENTS:

Prior to December 6, 2002 the Company's DMI subsidiary was indebted to related parties in Italy, the Directors and Officers of DMI and others in a total amount of $256,775 representing accrued compensation. These amounts were in addition to DMI's indebtedness under notes payable to related parties (the same related parties and other individual investors) in the amount of $376,678. On December 6, 2002 the Directors and Officers of the Company and the individual investors agreed not to collect and thereupon contributed to the Company's capital, respectively, $213,322 of accrued liabilities for compensation and $320,471 of the notes payable. The effect of these two transactions was to increase the Company's paid-in-capital and reduce its liabilities in the total amount of $533,793 as of December 6, 2002.

                          HOSP-ITALIA INDUSTRIES, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


                                JANUARY 31, 2003

                   HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                JANUARY 31, 2003

                                  (UNAUDITED)


                                     ASSETS


CURRENT:
   Cash and cash equivalents                                                              $8,125
   Other receivables - related parties                                                    34,633
   Other current assets                                                                    9,707
   Prepaid expenses                                                                          138
                                                                                       ---------
         Total Current Assets                                                             52,603
                                                                                       ---------

LONG-TERM:
   Intangible assets, net                                                              1,013,977
   Property and equipment, net                                                            15,497
                                                                                       ---------
         Total Long-Term Assets                                                        1,029,475
                                                                                       ---------

TOTAL ASSETS                                                                          $1,082,079
                                                                                      ==========


                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
   Accounts payable- trade                                                               $53,694
   Other current liabilities                                                              48,190
   Advances from officer's and affiliates                                                189,036
   Notes payable - related parties (less unamortized discount of $4,127)
                                                                                          71,735
   Accrued liabilities - related parties                                                 161,041
                                                                                      -----------
         Total Current Liabilities                                                       523,696
                                                                                      ----------

STOCKHOLDERS' EQUITY
   Common stock-par value $.001, 50,000,000 shares authorized, 22,353,548
issued, 2,483,728 issuable, 24,837,276 outstanding                                        24,838
   Additional paid-in capital                                                          1,208,423
   Deficit accumulated during the development period (deficit)                          (759,711)
   Accumulated other comprehensive income                                                 84,832
                                                                                      ----------
         Total Stockholders' Equity                                                      558,382
                                                                                      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $1,082,079
                                                                                      ==========


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-19



                   HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE PERIOD ENDED JANUARY 31, 2003
         AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH JANUARY 31, 2003

                                  (UNAUDITED)


                                                                       From May 1, 2002          From Inception
                                                                        through January             Through
                                                                           31, 2003             January 31, 2003
                                                                       ----------------         ----------------

REVENUES                                                                   $  6,972                $ 57,630

COSTS OF REVENUES                                                               -0-                     -0-

GROSS PROFIT                                                                  6,972                  57,630

GENERAL AND ADMINISTRATIVE EXPENSES
   Start up costs                                                               -0-                   6,950
   Research and development expenses                                            -0-                  18,670
   Salaries and wages                                                       160,703                 421,181
   Office expenses and supplies                                                 359                  13,370
   Depreciation and amortization expense                                     34,197                  93,719
   Professional fees                                                         18,825                 177,305
   Equipment rental and maintenance                                          30,860                  69,030
   Other expenses                                                            42,262                 197,842
      Total General and Administrative Expenses                             287,207                 998,068
                                                                           --------                 -------

OPERATING INCOME                                                           (280,235)               (940,438)
                                                                           --------                --------

OTHER INCOME (EXPENSE)                                                       181,904                180,728
                                                                            --------               ---------

NET LOSS                                                                    (98,331)               (759,711)

ACCUMULATED OTHER COMPREHENSIVE   INCOME
   Foreign currency translation gain (loss)                                  83,379                  84,832
                                                                          ---------               ---------
NET COMPREHENSIVE LOSS                                                    $ (14,952)              $(674,879)
                                                                          =========               =========

basic and diluted earnings (loss) per share                               $  (.0006)

weighted average shares outstanding - basic and diluted                  24,837,276

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-20



                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH JANUARY 31, 2003

                                  (UNAUDITED)



                                                            Common Stock
                                                     -------------------------------
                                                                                                                 Accumulated
                                                                                      Additional   Accumulated      Other
                                                                                        Paid-in     Net Income  Comprehensive
                                                         Shares      Par Value          Capital      (Loss)        Income
                                                        --------   -----------       ------------ ------------- -------------
Balance at September 6, 2000 (Inception)                    -0-     $    -0-        $     -0-       $      -0-   $     -0-

Issuance of common stock - acquisition of DMI        24,837,276       24,838          815,962              -0-         -0-

Deficit accumulated during the development
  stage                                                     -0-          -0-              -0-        (143,341)         -0-

Accumulated other comprehensive income                      -0-          -0-              -0-             -0-       (7,413)
                                                     -----------    --------         --------       ----------     -------
Balance at April 30, 2001                            24,837,276      $24,838         $815,962       $(143,341)     $(7,413)

Deficit accumulated during the current period               -0-          -0-              -0-        (518,039)         -0-


Accumulated other comprehensive income                      -0-          -0-              -0-             -0-        8,866
                                                     -----------     -------         ---------      ----------       -----
Balance at April 30, 2002                            24,837,276      $24,838         $815,962       $(661,380)      $1,453
                                                     ===========     =======         ========       ==========      ======

Deficit accumulated during the current period                                                         (98,331)

Additional paid-in capital                                                            392,461

Accumulated other comprehensive income                                                                               83,379

Balance at January 31, 2003                          24,837,276     $ 24,838      $ 1,208,423       $(759,711)     $ 84,832
                                                     ==========     ========      ===========       ==========     ========


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-21


                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE PERIOD ENDED JANUARY 31, 2003
         AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH JANUARY 31, 2003

                                  (UNAUDITED)


                                                                                                     From Inception
                                                                              From May 1, 2002      September 6, 2000
                                                                              through January 31,         Through
                                                                                     2003            January 31, 2003
                                                                              -----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                                          $(98,331)          $(759,711)

   Adjustments to reconcile net income to net cash provided (used) by operating activities:
         Depreciation expense                                                          34,197              93,719
         Changes in assets and liabilities, net of business acquired:
           Changes in receivables and other current assets                                                (28,461)
                                                                                       31,465
           Changes in accounts payable and other current liabilities                  (31,303)            787,532
                                                                                      --------            --------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                      (63,972)             93,079
                                                                                      --------             ------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of intangible assets                                                          -0-            (494,991)

   Purchase of equipment                                                                  -0-             (16,585)
   Proceeds from sale of intangible assets                                              14,926             14,926
   Proceeds from sale of equipment                                                       8,951              10,730
                                                                                        ------           ---------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                        23,877           (485,920)
                                                                                        ------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Notes payable - related parties                                                      27,702             388,486
NET CASH PROVIDED BY FINANCING ACTIVITIES                                               27,702             388,486
                                                                                        ------             -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                 9,166              12,481
                                                                                        -----              ------

NET INCREASE (DECREASE) IN CASH                                                        (3,226)              8,125

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         11,351                 -0-
                                                                                       -------            --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $ 8,125             $ 8,125
                                                                                      =======             =======

TAXES PAID                                                                            $   -0-              $  -0-
                                                                                      =======              ======

INTEREST PAID                                                                         $   -0-              $  -0-
                                                                                      =======              ======
NON-CASH
  Acquisition of DMI for common stock                                                                    $840,800
                                                                                                         ========



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


                                JANUARY 31, 2003


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  NATURE OF BUSINESS

                  Hosp-Italia Industries, Inc. (Company), through one wholly owned subsidiary, Days Master Italia, S.p.A. (DMI) provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. (Innovation). Wholly-owned DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $450,000.

                  DMI has two hotels under agreement in Rimini, Italy to manage and franchise as Days Inn properties. In addition, the Company is in the process of acquiring or franchising a third hotel near Verona, Italy that is expected to become a franchisee and management property. The Rimini hotels are owned by the family of the Company's CEO and will offer a total of 90 rooms. Both hotels are in the process of being refurbished and are scheduled to open during 2003. The Verona hotel is scheduled to open in 2003 with 120 rooms.

                  BUSINESS COMBINATIONS

                  Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the Company's common stock to Innovation's stockholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.).

                  Pursuant to Amendments effective on July 31, 2001 the Company has agreed to issue and distribute a total of 2,483,728 shares and an equal number of common stock purchase warrants to the Innovation stockholders. In addition the Company has issued an additional 13,353,548 shares and exchanged its 98% of Hospitalia SrL for 100% of the common stock of Days Master Italia, SpA.

                  Actual distribution pursuant to the Company's obligation to distribute 2,483,728 shares of its common stock and 2,483,728 warrants to the Innovation stockholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 2,483,728 shares are shown as outstanding and issuable at April 30, 2002. The warrants, when issued, will be exercisable at a price of $2.00 per share until expiration on June 30, 2006. Generally accepted accounting principles require that the warrants, when issued, be classified as equity and accreted to the estimated redemption value. The Company has not assigned any initial value or any accretion inasmuch as their market value is zero.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Company, and Days Master Italia S.P.A. All significant intercompany transactions have been eliminated.

                  CHANGE IN REPORTING ENTITY

                  In July 2001, pursuant to an Amendment to the original Reorganization Agreement, the Company divested its 98% interest in Hospitalia S.r.L. (which had owned 54.5% of ABC Alliance, in turn the owner of 38% of DMI) in exchange for indebtedness of Hospitalia S.r.L. which was subsequently redeemed by delivery to the Company of 100% of the outstanding stock of DMI. As a result of those transactions, Hop-Italia Industries, Inc. is a changed entity. All partial and indirect ownership entities and their related minority interests are removed from the Company's books and replaced by one wholly owned subsidiary, DMI. Prior to the change, DMI was approximately 20% owned while Hospitalia S.r.L. was 98% owned. Subsequent to the change, DMI is 100% owned and Hospitalia S.r.L. is not owned.

                  ACCOUNTING BASIS

                  The Company prepares its financial statements on the accrual basis of accounting.

                  The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

                  ESTIMATES

                  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  NEW PRONOUNCEMENTS

                  The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method, the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

                  The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets.
                  Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for the Company will be May 1, 2002. The Company believes the adoption of this statement will not have a mutual effect on its financial statements.

                  In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective by the fourth fiscal years beginning after December 15, 1999 and require companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation. Adoption of this statement did not result in a material impact on or change to the Company's revenue recognition policy.

                  In September 2001, the FASB issued Statement 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligation associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement will be effective for the Company's fiscal year ending April 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  In August 2001, the FASB issued Statement 144, Accounting for Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment of disposal of long-lived assets. The Statement will be effective for the Company's fiscal year ending April 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  In April 2002, the FASB issued Statement 145, Recision of FASB Statements, 4, 44 and 64 and Amendment of FASB 13. This Statement addresses financial accounting and reporting associated with the extinguishment of certain debts and leases. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement will be effective after April 3, 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  In October 2002, the FASB issued Statement 147, Acquisitions of Certain Financial Institutions. This Statement will be effective October 1, 2002, but will have no effect on the Company's financial statements.

                  In December 2002, the FASB issued Statement 148, Accounting for Stock Based Compensation, an amendment of FASB 123. This statement will be effective for the fiscal year ended April 30, 2003.

                  ACCOUNTS RECEIVABLE

                  The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

                  REVENUE RECOGNITION

                  The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

                  CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  INTANGIBLE ASSETS

                  Intangible assets refer to franchising rights and other items which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Acquired franchise rights are generally amortized from 20 to 40 years, and licensing agreements and other assets over a period of 3 to 40 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

                  DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

                  The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

                  PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 5 to 7 years.

                  Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

                  Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded in these financial statements.

                  FOREIGN CURRENCY TRANSLATIONS

                  The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date ( (euro)/USD = 1.0816) and the weighted-average rate ( (euro)/USD = 0.9874) for the period of the statement of operations and loss. The translation adjustment was a gain of $83,379 for the year ended January 31, 2003, and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended. The majority of the foreign transactions have terms that require a reimbursement of the currency fluctuation. This mitigates the exposure to foreign currency losses. The Company does not enter into hedge contracts, derivatives, or interest rate swaps.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  EARNING PER SHARE

                  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

                  ADVERTISING

                  Advertising costs are expensed when incurred.

NOTE 2   PROPERTY AND EQUIPMENT

                 Property and equipment at January 31st, 2003 consists of the following:

                 Leasehold improvements                                                         $20,390
                 Furniture and equipment                                                         20,494
                                                                                                -------
                                                                                                 40,884
                 Less:  Accumulated  depreciation  and amortization and
                 others (sold of Furniture and Equipment)                                       (25,387)
                                                                                                -------

                  Property and equipment, net                                                   $15,497
                                                                                                =======

                  Depreciation and amortization expense charged to operations for the period from May 1st, 2002 through January 31, 2003 was approximately $ 4,365

NOTE 3   INTANGILBLE ASSETS

                  Intangible assets at January 31st, 2003 consists of the following:

                Franchise agreement                                                           $1,085,653
                Other                                                                             36,911
                                                                                               ----------
                                                                                               1,122,564
                Less: Accumulated amortization and others                                       (108,586)
                                                                                              ----------
                Intangible Assets, net of accumulated amortization                            $1,013,977
                                                                                              ==========

                  Amortization expense charged to operations for the period from May 1st, 2002 through January 31st, 2003 was approximately
                  $29,832.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 4:  NOTES PAYABLE- ADDITIONAL PAID-IN CAPITAL

                  Notes payable at January 31, 2003 consist of non-interest bearing, unsecured notes payable to stockholders and are due on demand or in 2004. The discount is based on imputed interest rate of 3%. The imputed interest payable is included in accrued liabilities-related parties.

                  On the 6th of December 2002, with an agreement, Hosp-Italia Industries Inc.'s Shareholders has resolved to reclassify part of the notes payable - related parties ($ 392,461) in the additional paid-in capital.

                  Notes payable - related parties consist of:

                   Lidiana Bezzi                                     20,656
                   Cesaretti Alice                                   27,603
                   Cesaretti Andrea                                  27,603
                                                                     ------
                   Total                                             75,862
                   Less unamortized discount                         (4,127)
                                                                     ------
                                                                    $71,735


NOTE 5:  RELATED PARTY TRANSACTIONS

                  The Company's wholly-owned subsidiary, DMI, is obligated to the Company's President, and/or members of his family in Italy pursuant to Notes Payable issued since 2000 in the amount of $71,735. In addition, the President or companies controlled by the President have advanced Hosp-Italia Industries Inc, a total of $187,536 as of January 31, 2003. These advances have arisen in pursuit of the President's plan and/or members of his family to supply working capital to the Company from time-to-time.

                  The Company's Chief Financial Officer (CFO) has advanced Hosp-Italia Industries, Inc. $1,501 as of January 31, 2003 in connection with the Company's need for working capital assistance from time-to-time.

                  The Company is indebted to the President and CFO for accrued and unpaid salaries in the amount of $71,500 each as of period end. Subsequent to year end, the Company continued to accrue salaries payable to the two named officers in the aggregate amount of $11,000 per month.

                  Receivables from related parties of $34,633 are amounts due from companies controlled by the Company's President for services rendered.

                  In addition, at January 31, 2003 DMI had accrued $30,869 in compensation for officers' and directors of the corporation.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003

NOTE 5:  RELATED PARTY TRANSACTIONS (Continued)

                  Prior to December 6, 2002 the Company's DMI subsidiary was indebted to related parties in Italy, the Directors and Officers of DMI and others in a total amount of $314,457 representing accrued compensation. These amounts were in addition to DMI's indebtedness under notes payable to related parties (the same related parties and other individual investors) in the amount of $461,294. On December 6, 2002 the Directors and Officers of the Company and the individual investors agreed not to collect and thereupon contributed to the Company's capital, respectively, $261,242 of accrued liabilities for compensation and $392,461 of the notes payable. The effect of these two transactions was to increase the Company's paid-in-capital and reduce its liabilities in the total amount of $653,703 as of December 6, 2002.

 NOTE 6: GOING CONCERN

                  The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $471,093 as of January 31, 2003. The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel, (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f) occupancy indices showing good financial performance and anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

                  Since inception, the Company has relied upon its President and largest stockholder, for working capital which he has advanced as required. The Company believes that future advances from the President will adequately cover its capital requirements during the next eighteen months. See Note 10, Subsequent Event for additional information concerning the Company's capital.

                  HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                JANUARY 31, 2003


NOTE 7:  COMMITMENTS AND CONTINGENCIES

                  The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

                  Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.


NOTE 8:  INCOME TAXES

                  The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

                  The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

                  Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at April 30, 2002, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

NOTE 9:  OPERATING LEASES

                  Operating leases include the Company office space in Milan. For the period ended January 31, 2003 rent expense was $ 18,513. On December 6th, 2002 the management of the Company's DMI subsidiary and the landlord had mutually agreed to terminate the contract for the office space in Milan with no extra cost. The operation of the company are actually conducted in the premises of one of the President's company in Rimini which is not charging fees for this service until DMI will get revenues from franchising.

                                    PART II

                   Information not Required in the Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Incorporation of the Registrant waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL") which concerns wrongful distributions to shareholders.

         While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.

         The Articles and By-Laws provide for indemnification of the directors and officers of the Registrant to the fullest extent legally permitted by the laws of the State of Nevada, as then in effect. The indemnification rights conferred by the By-Laws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-Laws as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as is in effect on the date of such agreement (the Registrant's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-Laws, which are subject to change.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (the Registrant) pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the Registrant in connection with the securities being registered are as follows:

                  Accounting fees and expenses                $ 18,000.00
                  Blue Sky fees and expenses                  $  4,000.00
                  Legal fees and expenses                     $ 20,000.00
                  Printing expenses                           $  7,000.00
                  Postage and miscellaneous expenses          $  1,000.00
                  Registration Fee                            $  1,307.82

                  Total                                       $ 51,307.82


UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

         On March 23, 2001, Registrant issued 9,000,000 shares of its Common Stock to Andrea Cesaretti and members of his family, who were owners of 98% of Hospitalia, S.R.L. At the time, Hospitalia S.R.L. indirectly owned 20.5% of Days Master. An additional 13,483,728 shares were issued to the direct owners of Days Master who had previously sold all their shares to Hospitalia S.R.L. on July 31, 2001. These two issues were made without registration under the Securities Act of 1933 pursuant to an exemption provided for by that Act. Section 4(2) provides that transactions by an issuer not involving a public offering are exempted transactions. The Registrant relied upon that exemption as (1) the recipients of the issues totaled only 13 in number, (2) they are sophisticated investors who acquired the stock for their own account and not with a view to distribution,
(3) there was no advertisement or public offering, (4) there were no underwriters, brokers, or dealers involved and (5) acquirors are fully knowledgeable of the Registrant's proposed operations. The certificates representing those shares bear legends stating they may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the Act or an exemption from such registration requirements.

INDEX TO EXHIBITS


         The  following  Exhibits  are  filed  as a part  of  this  Registration
Statement:

------------------------- ---------------------------------------------------------------------- ---------------------
      Exhibit No.                                      Description                                     Page No.
------------------------- ---------------------------------------------------------------------- ---------------------
          2.1             Reorganization Plan and Agreement                                               *
------------------------- ---------------------------------------------------------------------- ---------------------
          2.2             Amendment to Reorganization Plan and Agreement                                  *
------------------------- ---------------------------------------------------------------------- ---------------------
          2.3             Amendment No. II to Reorganization Plan and Agreement                           **
------------------------- ---------------------------------------------------------------------- ---------------------
          3.1             Articles of Incorporation                                                       *
------------------------- ---------------------------------------------------------------------- ---------------------
          3.2 (a)         By-Laws                                                                         *
------------------------- ---------------------------------------------------------------------- ---------------------
          3.2 (b)         Amendment to By-Laws                                                            **
------------------------- ---------------------------------------------------------------------- ---------------------
          4.1             Specimen Stock Certificate                                                      *
------------------------- ---------------------------------------------------------------------- ---------------------
          4.2             Form of Warrant (Revised)
------------------------- ---------------------------------------------------------------------- ---------------------
          5               Opinion of Griffith,  McCague & Fernsler,  P.C. as to the legality of           *
                          the Shares
------------------------- ---------------------------------------------------------------------- ---------------------
         10.1             Cendant License Agreement                                                       *
------------------------- ---------------------------------------------------------------------- ---------------------
         10.2             Approval  by  Cendant  to the  Assignment  of  License  Agreement  to           *
                          Registrant
------------------------- ---------------------------------------------------------------------- ---------------------
         10.3             Assumption and Amendment Agreement                                              **
------------------------- ---------------------------------------------------------------------- ---------------------
         10.4             Guaranty and Assumption Agreement                                               **
------------------------- ---------------------------------------------------------------------- ---------------------
         10.5             Franchise Agreements for Rimini hotels                                          **
------------------------- ---------------------------------------------------------------------- ---------------------
         21               Subsidiaries (Revised)                                                          **
------------------------- ---------------------------------------------------------------------- ---------------------
         23.1             Consent of Sprouse & Anderson, Auditors
------------------------- ---------------------------------------------------------------------- ---------------------
         23.2             Consent of Griffith,  McCague & Fernsler,  P.C. (contained in Exhibit           *
                          5 above)
------------------------- ---------------------------------------------------------------------- ---------------------
         24               Power of Attorney                                                               *
------------------------- ---------------------------------------------------------------------- ---------------------

* Incorporated by reference to Registration Statement on Form SB-2 (No. 333-75660) filed on November 16, 2001.

** Incorporated by reference to Registration Statement on Form SB-2 (No. 333-75660), Amendment No. 1 filed on September 6, 2002.

Signatures


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, being duly authorized, in the City of Pittsburgh, Pennsylvania on May 5, 2003.


                                          Hosp-Italia Industries, Inc.



                                 By:      *s/ Charles B. Jarrett, Jr.
                                           --------------------------
                                 Name:     Andrea Cesaretti
                                 Title:    President and Chief Executive Officer
                                 Date:     May 5, 2003


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                   Title                           Date
     ----                   -----                           ----


*
--------------------
Andrea Cesaretti            Director, President and
                            Chief Executive Officer        May 5, 2003







*
--------------------
Frank G. Wright             Director, Executive Vice
                            President and Chief
                            Financial Officer and Chief
                            Accounting Officer             May 5, 2003



*By:  s/ Charles B. Jarrett, Jr.
      --------------------------
      Charles B. Jarrett, Jr.
      Attorney-in-Fact